UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

WESTAFF, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WESTAFF, INC.
298 North Wiget Lane
Walnut Creek, California 94598

SUPPLEMENT TO PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 19, 2006

Dear Stockholder:

Westaff, Inc., a Delaware corporation (the “Company”), recently sent you a Proxy Statement and an Annual Report, both dated March 10, 2006, in connection with the Annual Meeting of Stockholders for the year 2006 to be held at the Company’s administrative offices located at 298 N. Wiget Lane, Walnut Creek, California, on April 19, 2006, at 10:00 a.m. local time. This supplement amends and supplements the Company’s Proxy Statement.

Effective March 24, 2006, the Company terminated the employment of Dirk A. Sodestrom, our Senior Vice President and Chief Financial Officer. Effective the same day, the Company named John P. Sanders, our Vice President, Internal Audit, as the Company’s Senior Vice President and Chief Financial Officer and Matthew G. J. Parker, our Vice President, Permanent Placement, as the Company’s Senior Vice President, US Field Operations. The Current Report on Form 8-K and Press Release filed on March 27, 2006 provides additional information regarding these developments.

You may revoke your proxy at any time before it is voted, either by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or attending the Annual Meeting and voting there in person. Should you have any questions, please feel free to call me directly at (925) 930-5380.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Bonnie A. McDonald
Bonnie A. McDonald
Secretary